CODE OF ETHICS

                         THE LAKE SHORE FAMILY OF FUNDS
                           LAKE SHORE FUND GROUP, LLC

A.   INTRODUCTION
     ------------

     Rule 17j-1 under the Investment Company Act of 1940 (the "Act") requires registered investment companies and their investment advisers to adopt codes of ethics and reporting requirements to prevent fraudulent, deceptive and manipulative practices. Lake Shore Family of Funds (the "Trust") is registered as an open-end management investment company under the Act. Lake Shore Fund Group, LLC ("the Adviser") is the investment adviser of the Trust. Except as otherwise specified herein, this Code applies to all employees, members, officers, directors and trustees of the Adviser and the Trust.

     This Code of Ethics is based on the principle that the officers, directors, trustees, members and employees of the Adviser and the Trust have a fiduciary duty to place the interests of the Trust before their own interests, to conduct all personal securities transactions consistently with this Code of Ethics (the "Code") and to do so in a manner which does not interfere with the portfolio transactions of the Trust, or otherwise take unfair advantage of their relationship to the Trust. Persons covered by this Code must adhere to this general principle as well as comply with the specific provisions of this Code. Technical compliance with this Code will not insulate from scrutiny trades which indicate an abuse of an individual's fiduciary duties to the Trust.

B.   DEFINITIONS
     -----------

     1. "Access person" means (i) any employee, member, director, principal, trustee or officer of the Trust or the Adviser, (ii) any employee of any company in a control relationship to the Trust or the Adviser who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Trust or whose principal function or duties relate to the making of any recommendation to the Trust regarding the purchase or sale of securities and (iii) any natural person in a control relationship to the Trust or the Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security. A natural person in a control relationship or an employee of a company in a control relationship does not become an "access person" simply by virtue of the following:

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          normally  assisting  in the  preparation  of public  reports,  but not receiving information about current recommendations or trading; a single instance of obtaining knowledge of current recommendations or trading activity; or, infrequently and inadvertently obtaining such knowledge. The Compliance Officer(s) for the Trust and the Adviser are responsible for determining who are access persons.

     2. A security is "being considered for purchase or sale" when the order to purchase or sell such security has been given, or prior thereto when, in the opinion of an investment manager, a decision, whether or not conditional, has been made (even though not yet implemented) to make the purchase or sale, or when the decision-making process has reached a point where such a decision is imminent.

     3. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires. (See Appendix A for a more complete description.)

     4. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

     5. "Disinterested trustee" means a trustee who is not an "interested person" within the meaning of Section 2(a)(19) of the Act.

     6. "Equivalent security" means any security issued by the same entity as the issuer of a subject security, including options, rights, warrants, preferred stock, restricted stock, phantom stock, bonds and other obligations of that company, or a security convertible into another security.

     7. "Immediate family" of an individual means any of the following persons who reside in the same household as the individual:

               child               grandparent           son-in-law
               stepchild           spouse                daughter-in-law
               grandchild          sibling               brother-in-law
               parent              mother-in-law         sister-in-law
               step-parent         father-in-law

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          Immediate  family  includes  adoptive   relationships  and  any  other
          relationship (whether or not recognized by law) which the applicable Compliance Officer determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     8. "Investment personnel" means those employees who provide information and advice to an investment manager or who help execute the investment manager's decisions.

     9. "Investment manager" means any employee entrusted with the direct responsibility and authority to make investment decisions affecting the Trust.

     10. "Purchase or sale of a security" includes, without limitation, the writing, purchase or exercise of an option to purchase or sell a security, conversions of convertible securities and short sales.

     11. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by the Adviser and the Board of Trustees of the Trust.

          Security does not include futures contracts or options on futures contracts (provided these instruments are not used to indirectly acquire an interest which would be prohibited under this Code).

C.   PRE-CLEARANCE REQUIREMENTS
     --------------------------

     All access persons shall clear in advance through the applicable Compliance Officer any purchase or sale, direct or indirect, of any Security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership interest. The applicable Compliance Officer shall retain written records of such clearance requests.

     The applicable Compliance Officer will not grant clearance for any purchase or sale if the Security is currently being considered for purchase or sale or being purchased or sold by the Trust. If the Security proposed to be purchased or sold by the access person is an option, clearance will not

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     be granted if the Securities subject to the option are being considered for purchase or sale as indicated above. If the Security proposed to be purchased or sold is a convertible security, clearance will not be granted if either that security or the securities into which it is convertible are being considered for purchase or sale as indicated above.

     The applicable Compliance Officer may refuse to preclear a transaction if he or she deems the transaction to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

     Clearance is effective, unless earlier revoked, until the earlier of (1) the close of business on the fifth trading day, beginning on and including the day on which such clearance was granted, or (2) the access person learns that the information provided to the Compliance Officer in such access person's request for clearance is not accurate. If an access person places an order for a transaction within the five trading days but such order is not executed within the five trading days (e.g., a limit order), clearance need not be reobtained unless the person who placed the original order amends such order in any way. Clearance may be revoked at any time and is deemed revoked if, subsequent to receipt of clearance, the access person has knowledge that a security to which the clearance relates is being considered for purchase or sale.

D.   EXEMPTED TRANSACTIONS
     ---------------------

     The pre-clearance requirements in Section C of this Code shall not apply to:

     1. Purchases or sales which are non-volitional on the part of either the access person or the Trust.

     2.   Purchases which are part of an automatic dividend reinvestment plan.

     3. Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     4. Purchases or sales by a disinterested trustee or a member of his or her immediate family.

     5. Purchases or sales of debt obligations issued by or on behalf of states and municipalities and other qualifying issuers which pay interest that is exempt from federal and/or state income tax.

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E.   PROHIBITED ACTIONS AND TRANSACTIONS
     -----------------------------------

     Notwithstanding a grant of clearance under Section C hereof, the following actions and transactions are prohibited and will result in sanctions including but not limited to the sanctions expressly provided for in this Section.

     1. Investment personnel and investment managers shall not acquire, for any account in which such investment personnel or investment manager has a beneficial ownership interest, any security in an initial public offering.

     2. Access persons shall not execute a securities transaction on a day during which the Trust has a pending buy or sell order in that same security or an equivalent security until that order is executed or withdrawn. An access person shall disgorge any profits realized on trades within such period. This prohibition does not apply to disinterested trustees and their immediate families.

     3. An investment manager shall not buy or sell a security within seven calendar days before or after the Trust trades in that security or an equivalent security unless the Trust's entire position in that security or equivalent securities has been sold prior to the investment manager's transaction and the investment manager is also selling the security. An investment manager shall disgorge any profits realized on trades within such period.

     4. Investment personnel and investment managers shall not accept from any person or entity that does or proposes to do business with or on behalf of the Trust a gift or other thing of more than de minimis value or any other form of advantage. The solicitation or giving of such gifts by investment personnel and investment managers is also prohibited. For purposes of this subparagraph, "de minimis" means $100 or less if received in the normal course of business.

     5. Investment personnel and investment managers shall not serve on the board of directors of publicly traded companies, absent prior authorization from the applicable Compliance Officer provided, however, that any directorships held by such investment personnel or investment managers as of the date of the adoption of this Code of Ethics shall be deemed to be authorized. The applicable Compliance Officer will grant authorization only if it is determined that the board

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          service  would be consistent  with the interests of the Trust.  In the event board service is authorized, such individuals serving as directors shall be isolated from those making investment decisions through procedures designed to safeguard against potential conflicts of interest, such as a Chinese Wall policy or investment restrictions.

     6. Investment personnel and investment managers shall not acquire a security in a private placement, absent prior authorization from the applicable Compliance Officer. The applicable Compliance Officer will not grant clearance for the acquisition of a security in a private placement if it is determined that the investment opportunity should be reserved for the Trust or that the opportunity to acquire the security is being offered to the individual requesting clearance by virtue of such individual's position with the Adviser or the Trust (as applicable). An individual who has been granted clearance to acquire securities in a private placement shall disclose such investment when participating in a subsequent consideration by the Trust of an investment in the issuer. A subsequent decision by the Trust to purchase such a security shall be subject to independent review by investment personnel with no personal interest in the issuer.

     7. Investment personnel and investment managers shall not purchase during the underwriting of the security any security which, due to its public demand in relation to the amount offered, is likely to increase in value.

     8. Investment personnel and investment managers shall not engage in short sales or margin trades of securities.

     9. An access person shall not execute a securities transaction while in possession of material non-public information regarding the security or its issuer.

     10. An access person shall not execute a securities transaction which is intended to raise, lower, or maintain the price of any security or to create false appearance of active trading (anti-market manipulation).

     11. An access person shall not execute a securities transaction involving the purchase or sale of a security at a time when such access person intends, or knows of another's intention, to purchase or sell that security (or an equivalent security) on behalf of the Trust. This prohibition would apply whether the transaction is in the same (e.g., two purchases) or the

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          opposite (a purchase  and sale)  direction as the  transaction  of the
          Trust.

     12. An access person shall not cause or attempt to cause the Trust to purchase, sell, or hold any security in a manner calculated to create any personal benefit to such access person or his or her immediate family. If an access person or his or her immediate family stands to materially benefit from an investment decision for the Trust that the access person is recommending or in which the access person is participating, the access person shall disclose to the persons with authority to make investment decisions for the Trust, any beneficial ownership interest that the access person or his or her immediate family has in such security or an equivalent security, or in the issuer thereof, where the decision could create a material benefit to the access person or his or her immediate family or the appearance of impropriety.

F.   REPORTING
     ---------

     1. Each access person, except a disinterested trustee, shall arrange for the applicable Compliance Officer to receive directly from the broker-dealer effecting a transaction in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership interest, duplicate copies of each confirmation for each securities transaction and periodic account statements for each brokerage account in which such access person has any beneficial ownership interest, unless such information is provided pursuant to paragraph 2 of this Section.

     2. In the event an access person, other than a disinterested trustee, does not arrange for the provision of information by broker-dealers as required in the preceding paragraph 1, the access person shall report to the applicable Compliance Officer no later than 10 days after the end of each calendar quarter the information described below with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership interest in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such access person does not have any direct or indirect influence:

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          a.   The date of the transaction and the name of the security;

          b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); and

          c. The name of the broker, dealer or bank with or through whom the transaction was effected.

          Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

     3. Each access person, except a disinterested trustee, shall upon commencement of employment and annually thereafter verify in writing that all transactions in any security in which such access person has, or by reason of such transaction has acquired, any direct or indirect beneficial ownership in the security have been reported to the applicable Compliance Officer. If an access person had no transactions during the year, such access person shall so advise the applicable Compliance Officer.

     4. A disinterested trustee need only report a transaction in a security if such trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that, during the 15-day period immediately preceding the date of the transaction by the trustee, such security was purchased or sold by the Trust or was being considered for purchase or sale by the Trust.

     5. The Adviser or the Trust may, in its discretion, require an access person to disclose in connection with a report, recommendation or decision of such access person to purchase or sell a security any direct or indirect beneficial ownership by such person of such security.

G.   CONFIDENTIALITY OF TRANSACTIONS AND INFORMATION
     -----------------------------------------------

     1. Every access person shall treat as confidential information the fact that a security is being considered for purchase or sale by the Trust, the contents of any research report, recommendation or

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          decision,  whether at the preliminary or final level, and the holdings of the Trust and shall not disclose any such confidential  information
          without  prior  consent  from  the  applicable   Compliance   Officer.
          Notwithstanding the foregoing, the holdings of the Trust shall not be considered confidential after such holdings by the Trust have been disclosed in a public report to shareholders or to the Securities and Exchange Commission.

     2. Access persons shall not disclose any such confidential information to any person except those employees and officers who need such information to carry out the duties of their position with the Adviser or the Trust (as applicable).

H.   SANCTIONS
     ---------

     Upon discovering a violation of this Code, the Adviser or the Board of Trustees of the Trust (as applicable) may impose such sanctions as it deems appropriate, including, without limitation, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Trustees of the Trust.

I.   CERTIFICATION OF COMPLIANCE
     ---------------------------

     Each access person, except a disinterested trustee, shall annually certify that he or she has read and understands this Code and recognizes that he or she is subject hereto.

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                        APPENDIX A TO THE CODE OF ETHICS
                             "BENEFICIAL OWNERSHIP"

For purposes of this Code, "beneficial ownership" is interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership applies to all securities which an access person has or acquires. the Adviser and the Trust will interpret beneficial ownership in a broad sense.

The existence of beneficial ownership is clear in certain situations, such as: securities held in street name by brokers for an access person's account, bearer securities held by an access person, securities held by custodians, pledged securities, and securities held by relatives or others for an access person. An access person is also considered the beneficial owner of securities held by certain family members. The SEC has indicated that an individual is considered the beneficial owner of securities owned by such individual's immediate family. The relative's ownership of the securities may be direct (i.e., in the name of the relative) or indirect.

An access person is deemed to have beneficial ownership of securities owned by a trust of which the access person is the settlor, trustee or beneficiary, securities owned by an estate of which the access person is the executor or administrator, legatee or beneficiary, and securities owned by a partnership of which the access person is a partner.

An access person must comply with the provisions of this Code with respect to all securities in which such access person has a beneficial ownership interest. If an access person is in doubt as to whether she or he has a beneficial ownership interest in a security, the access person should report the ownership interest to the applicable Compliance Officer. An access person may disclaim beneficial ownership as to any security on required reports.

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                             AMENDED CODE OF ETHICS
                      COUNTRYWIDE FINANCIAL SERVICES, INC.
                              Adopted May 25, 1999

I.   STATEMENT OF GENERAL PRINCIPLES

     This Code of Ethics has been adopted by Countrywide Financial Services, Inc., Countrywide Investments, Inc., Countrywide Fund Services, Inc. and CW Fund Distributors, Inc. (collectively "Countrywide") for the purpose of instructing all employees, officers and directors of Countrywide in their ethical obligations and to provide rules for their personal securities transactions. All employees, officers and directors owe a fiduciary duty to the clients of Countrywide. A fiduciary duty means a duty of loyalty, fairness and good faith towards clients, and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code. These general principles are:

          o    The duty at all times to place the interests of clients first;

          o The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual's position of trust and responsibility; and

          o The fundamental standard that employees, officers and directors should not take inappropriate advantage of their positions, or of their relationship with clients.

     It is imperative that the personal trading activities of the employees, officers and directors of Countrywide be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code. All personal securities transactions must also comply with our Insider Trading Policy and Procedures of Countrywide Investments, Inc. and the Securities and Exchange Commission's Rule 17j-1. Under this rule, no Employee may:

          o employ any device, scheme or artifice to defraud any client of Countrywide;

          o make to any client of Countrywide any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          o engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any client of Countrywide; or

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

          o engage in any manipulative practice with respect to any client of Countrywide.

II.  DEFINITIONS

     A. ADVISORY CLIENTS: all Countrywide Funds and all privately managed advisory accounts of Countrywide.

     B. ADVISORY EMPLOYEES: Employees of Countrywide Investments, Inc. who participate in or make recommendations with respect to the purchase or sale of securities including fund portfolio managers and assistant fund portfolio managers. The Compliance Officer will maintain a current list of all Advisory Employees.

     C. BENEFICIAL INTEREST: ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

     D. COMPLIANCE OFFICER: Michele Hawkins or, in her absence, an alternate Compliance Officer (Maryellen Peretzky, Robert Leshner or Susan Flischel), or their respective successors in such positions.

     E. EMPLOYEE ACCOUNT: each account in which an Employee or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate. An Employee's family members include the Employee's spouse, minor children, any

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     person living in the home of the Employee, and any relative of the Employee
     (including in-laws) to whose support an Employee directly or indirectly contributes.

     F. EMPLOYEES: the employees, officers, and directors of Countrywide, including Advisory Employees. The Compliance Officer will maintain a current list of all Employees.

     G. EXEMPT TRANSACTIONS: transactions which are 1) effected in an amount or in a manner over which the Employee has no direct or indirect influence or control, 2) pursuant to a systematic dividend reinvestment plan, systematic cash purchase plan or systematic withdrawal plan, 3) in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro-rata to all holders of a class of its securities, 4) in connection with the call by the issuer of a preferred stock or bond, 5) pursuant to the exercise by a second party of a put or call option, 6) closing transactions no more than five business days prior to the expiration of a related put or call option, or 7) with respect to any affiliated or unaffiliated registered open-end investment company.

     H.  COUNTRYWIDE   FUNDS:  any  series  of  Countrywide   Investment  Trust,
     Countrywide Strategic Trust or Countrywide Tax-Free Trust.

     I.  RECOMMENDED  LIST:  the  list of  those  Securities  which

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     Countrywide  currently is recommending to Advisory  Clients for purchase or sale.

     J. RELATED SECURITIES: securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants or other convertible securities.

     K. SECURITIES: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following: 1) securities issued by the government of the United States, 2) bankers' acceptances, 3) bank certificates of deposit, 4) commercial paper, 5) debt securities, provided that (a) the security has a credit rating of Aa or Aaa from Moody's Investor Services, AA or AAA from Standard & Poor's Ratings Group, or an equivalent rating from another rating service, or is unrated but comparably creditworthy, (b) the security matures within twelve months of purchase,
     (c) the market is very broad so that a large volume of transactions on a given day will have relatively little effect on yields, and (d) the market for the instrument features highly efficient machinery permitting quick and convenient trading in virtually any volume, and 6) shares of registered open-end investment companies.

     L. SECURITIES TRANSACTION: the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Employee Account.

III. PERSONAL INVESTMENT GUIDELINES

     A.   Personal Accounts and Pre-Clearance

          1. Employees must conduct all securities transactions for Employee Accounts through a Countrywide account, unless the Employee gives prior written notice to the Compliance Officer of an account with another brokerage firm for transactions in registered, open-end investment company shares only. If such notice is given, the Employee may, subject to this Code, conduct registered, open-end investment company transactions through that brokerage firm.

          2. Employees must obtain prior written permission from the Compliance Officer to open or maintain a margin account, or a joint or partnership account with persons other than the Employee's spouse, parent, or child (including custodial accounts).

          3. No Employee may execute a Securities Transaction without first obtaining Pre-Clearance from the Compliance Officer. Prior to execution the Employee must submit the Pre-Clearance form to the Compliance Officer, or in the case of a Pre-Clearance request by the Compliance Officer, to the alternate Compliance Officer. An Employee may not submit a Pre-Clearance request if, to the Employee's knowledge at the time of the request, the same Security or a Related Security is being actively considered for purchase or sale, or is being purchased or sold, by an Advisory Client.

          4. Advisory Employees may not execute a Securities Transaction while at the same time recommending contrary action to clients.

          5. Settlement of Securities Transactions must be made on or before settlement date. Extensions and pre-payments are not permitted.

          6. The Personal Investment Guidelines in this section III do not apply to Exempt Transactions. Employees must remember that regardless of the transaction's status as exempt or not exempt, the Employee's fiduciary obligations remain unchanged.

          7. Directors of Countrywide who (i) are not directly employed by Countrywide and (ii) do not in the ordinary course of fulfilling the duties of that position participate in or make recommendations with respect to the purchase or sale of Securities by Advisory Clients, are subject at all times to the fiduciary obligations described in this Code; provided, however, that the Personal Investment Guidelines and Compliance Procedures in Section III and IV of this Code apply to such directors only if the director knew or, in the ordinary course of fulfilling the duties of that position, should have known, that during the fifteen days immediately preceding or after the date of the director's transaction that the same Security or a Related Security was or was to be purchased or sold by an Advisory Client or that such purchase or sale for an Advisory Client was being considered, in which case such Sections apply only to such transaction.

     B.   Limitations on Pre-Clearance

          1. After receiving a Pre-Clearance request, the Compliance Officer will promptly review the request and will deny the request if the Securities

               Transaction will violate this Code.

          2. Employees may not execute a Securities Transaction on a day during which a purchase or sell order in that same Security or a Related Security is pending for, or is being actively considered on behalf of, an Advisory Client. In order to determine whether a Security is being actively considered on behalf of an Advisory Client, the Compliance Officer will consult the current Recommended List and, in the case of non-equity Securities, consult each Advisory Employee responsible for investing in non-equity Securities for any Advisory Client. Securities Transactions executed in violation of this prohibition shall be unwound or, if not possible or practical, the Employee must disgorge to the appropriate Countrywide Fund, as determined by the Compliance Officer (or, if disgorgement to a Countrywide Fund is inappropriate, to a charity chosen by the Compliance Officer), the value received by the Employee due to any favorable price differential received by the Employee. For example, if the Employee buys 100 shares at $10 per share, and a Countrywide Fund buys 1000 shares at $11 per share, the Employee would pay $100 (100 shares x $1 differential) to the Countrywide Fund.

          3. An Advisory Employee may not execute a Securities Transaction within seven (7) calendar days after a transaction in the same Security or a Related Security has been executed on behalf of a Countrywide Fund unless the Countrywide Fund's entire position in the Security has been sold prior to the Advisory Employee's Securities Transaction and the Advisory Employee is also selling the Security. If the Compliance Officer determines that a transaction has violated this prohibition, the transaction shall be unwound or, if not possible or practical, the Advisory Employee must disgorge to the appropriate Countrywide Fund or Funds the value received by the Advisory Employee due to any favorable price differential received by the Advisory Employee.

          4. Pre-Clearance requests involving a Securities Transaction by an Employee within fifteen calendar days after any Advisory Client has traded in the same Security or a Related Security will be evaluated by the Compliance Officer to ensure that the proposed transaction by the Employee is consistent with this Code and that all contemplated Advisory Client activity in the Security has been completed. It is wholly within the Compliance Officer's discretion to determine when Pre-Clearance will or will not be given to an Employee if the proposed transaction falls within the fifteen day period.

          5. Pre-Clearance procedures apply to any Securities Transactions in a private placement. In connection with a private placement acquisition, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for Advisory Clients, and whether the opportunity is being offered to the Employee by virtue of the Employee's position with Countrywide. Employees who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Employee takes part in any subsequent investment in the same issuer. In such circumstances, the determination by an Advisory Client to purchase Securities of that issuer will be subject to an independent review by personnel of the Countrywide with no personal interest in the issuer.

          6. Employees are prohibited from acquiring any Securities in an initial public offering. This restriction is imposed in order to preclude any possibility of an Employee profiting improperly from the Employee's position with Countrywide, and applies only to the Securities offered for sale by the issuer, either directly or through an underwriter, and not to Securities purchased on a securities exchange or in connection with a secondary distribution.

          7.   Employees  are  prohibited   from  acquiring  low  priced  equity
               securities (or "penny stock"), defined as those equity securities trading below $5 per share.

     C.   Other Restrictions

          1. If a Securities Transaction is executed on behalf of a Countrywide Fund within seven (7) calendar days after an Advisory Employee executed a transaction in the same Security or a Related Security, the Compliance Officer will review the Advisory Employee's and the Countrywide Fund's transactions to determine whether the Advisory Employee did not meet his or her fiduciary duties to Advisory Clients in violation of this Code. If the
               Compliance Officer determines that the Advisory Employee's transaction violated this Code, the transaction shall be unwound or, if not possible or practical, the Advisory Employee must disgorge to the appropriate Countrywide Fund or Funds the value received by the Advisory Employee due to any favorable price differential received by the Advisory Employee.

          2. Employees are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization in accord with the general procedures of this Code. The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of Advisory Clients. In the event that board service is authorized, Employees serving as directors will be isolated from other Employees making investment decisions with respect to the securities of the company in question.

          3. No Employee may accept from a customer or vendor an amount in excess of $100 per year in the form of gifts or gratuities, or as compensation for services. If there is a question regarding receipt of a gift, gratuity or compensation, it is to be reviewed by the Compliance Officer.

IV.  COMPLIANCE PROCEDURES

     A.   Employee Disclosure and Certification

          1. At the commencement of employment with Countrywide, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose all personal Securities holdings.

          2. The above disclosure and certification is also required annually, along with an additional certification that the Employee has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.

     B.   Pre-Clearance

          1. Advisory Employees will maintain an accurate and current Recommended List at all times, updating the list as necessary. The Advisory Employees will submit all Recommended Lists to the Compliance Officer as they are generated, and the Compliance Officer will retain the Recommended Lists for use when reviewing Employee compliance with this Code. Upon receiving a Pre-Clearance request, the Compliance Officer will contact the trading desk and all Advisory Employees to determine whether the Security the Employee intends to purchase or sell is or was owned within the past fifteen (15) days by an Advisory Client, and whether there are any pending purchase or sell orders for the Security. The Compliance Officer will determine whether the Employee's request violates any prohibitions or restrictions set out in this Code.

          2. If authorized, the Pre-Clearance is valid for orders placed by the close of business on the second trading day after the authorization is granted. If during the two day period the Employee becomes aware that the trade does not comply with this Code or that the statements made on the request form are no longer true, the Employee must immediately notify the Compliance Officer of that information and the Pre-Clearance may be terminated. If during the two day period the trading desk is notified that a purchase or sell order for the same Security or Related Security is pending, or is being considered on behalf of an Advisory Client, the trading desk will not execute the Employee Transaction and will notify the Employee and the Compliance Officer that the Pre-Clearance is terminated.

     C.   Compliance

          1. All Employees must direct their broker, dealer or bank to send duplicate copies of all confirmations and periodic account statements directly to the Compliance Officer. Each Employee must report, no later than ten (10) days after the close of each calendar quarter, on the Securities Transaction Report form provided by

               Countrywide, all transactions in which the Employee acquired any direct or indirect Beneficial Interest in a Security and certify that he or she has reported all transactions required to be disclosed pursuant to the requirements of this Code.

          2. The Compliance Officer will spot check the trading confirmations provided by brokers to verify that the Employee obtained any necessary Pre-Clearance for the transaction. On a quarterly basis the Compliance Officer will compare all confirmations with the Pre-Clearance records, to determine, among other things, whether any Advisory Client owned the Securities at the time of the transaction or purchased or sold the security within fifteen (15) days of the transaction. The Employee's annual disclosure of Securities holdings will be reviewed by the Compliance Officer for compliance with this Code, including transactions that reveal a pattern of trading inconsistent with this Code.

          3. If an Employee violates this Code, the Compliance Officer will report the violation to the management personnel of Countrywide for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Employee, or suspension or termination of the Employee's relationship with Countrywide.

          4. The management personnel of Countrywide will prepare an annual report to the board of directors of Countrywide that summarizes existing procedures and any changes in the procedures made during the past year. The report will identify any violations of this Code, any significant remedial action during the past year and any instances when a Securities Transaction was executed on behalf of a Countrywide Fund within seven (7) calendar days after an Advisory Employee executed a transaction but no remedial action was taken. The report will also identify any recommended procedural or substantive changes to this Code based on management's experience under this Code, evolving industry practices, or legal developments.

                          EMPLOYEE ACKNOWLEDGMENT FORM

I hereby acknowledge that I have received, read and understand the Code of Ethics of Countrywide Investments, Inc. and confirm that I agree to abide by it.

Employee Name (please print):
Signature:                                       Date:
          -------------------------------------

Comments:

                      PRE-CLEARANCE OF SECURITY TRANSACTION

  To:     Michele Hawkins, Compliance Officer

From:     __________________________________________
            (Name of Employee)

Date:     __________________________________


          1. I hereby seek approval for the |_| purchase/|_| sale of _________ shares or $__________ par value of for the cash or margin account of
     _____________________.


          2.   The   price   per   share   or    contract    is    approximately
     $_________________.


          3. The transaction |_| is/|_| is not in connection with a private placement.


          4.     Said     transaction     was     recommended     to    me    by
     __________________________________.


     I have no knowledge of any Fund of Countrywide Investments or other account managed by Countrywide Investments actively considering the purchase or sale of this Security.

     I have read the Countrywide Code of Ethics within the past year and recognize that I am subject to it.

     After inquiry, I am satisfied that this transaction is consistent with the Code of Ethics and the Countrywide Investments, Inc.'s Insider Trading Policy. If I become aware that the trade does not comply with this Code or that the statements made on the request are no longer true, I will immediately notify the Compliance Officer.

                                        --------------------------------------
                                                Signature of Employee


APPROVED:  ______________________________ DATE: ______________________

TRANSACTION COMPLETED: Date ______ No. of Shares _________ Price
TRANSACTION UNFILLED:  ____________________

COMMENTS/FOLLOW UP:
------------------

     (This authorization is valid until close of business on the second trading day following authorization.

                                                            ------- Quarter 1999
Countrywide Funds
*Includes: Countrywide Investments, Inc., Countrywide Fund Services, Inc. and Countrywide Financial Services, Inc.

             QUARTERLY SECURITIES TRANSACTIONS REPORT FOR EMPLOYEES,
                        OFFICERS AND INTERESTED TRUSTEES

     All employees, officers, and interested Trustees are required to report ALL securities transactions in accounts over which they have direct or indirect control or influence. Transactions in direct obligations of the United States Treasury and transactions in shares of any mutual funds are exempt and need not be reported. Each non-exempt transaction MUST be listed. DO NOT ATTACH BROKERAGE REPORTS. If no transactions occurred during the reporting period, please check NONE, sign and date the report. The report must be returned to the Legal Department before the 10th day of the month following the end of the quarter.

|_| I have executed no Securities Transactions (other than those specifically exempted by the Code) during the quarter.

|_|  The following is a complete list of my Securities Transactions:

===================================================================================================
                                                     # of Shares
                                                         or
                                    Purchase,         Principal
                 Transaction          Sale,            Amount                          Executing
Security            Date            or Other         of Security         Price           Broker
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

===================================================================================================

     I certify that I have read and understand the Code of Ethics and that I have complied with the requirements of the Code of Ethics, including disclosure of all Securities Transactions that require disclosure.

Printed Name:  ____________________________         Signature:_________________
                                                    Date:  ____________________

THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION THAT THE REPORTING PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN ANY SECURITY TO WHICH THIS REPORT RELATES.

8686 5/28/99